UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 8, 2018

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6480 Via Del Oro

San Jose, California 95119

(Address of principal executive offices)

Registrant's telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) On November 8, 2018, Extreme Networks, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  There were 118,239,517 shares entitled to be voted and 105,294,125 shares were voted in person or by proxy at the Annual Meeting.

(b) The following proposals were considered and voted on by the stockholders at the Annual Meeting and the results below were certified by the Inspector of Elections:

Proposal 1 - The following six director nominees were elected for a one-year term:

	For	Withheld	Broker Non-Votes
Charles P. Carinalli	75,452,776	5,569,207	24,272,142
Kathleen M. Holmgren	77,550,780	3,471,203	24,272,142
Raj Khanna	77,675,058	3,346,925	24,272,142
Edward H. Kennedy	77,425,005	3,596,978	24,272,142
Edward B. Meyercord	77,435,331	3,586,652	24,272,142
John C. Shoemaker	75,907,817	5,114,166	24,272,142

Proposal 2 – The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers:

	For	Against	Abstain	Broker Non-Votes
Votes	67,454,419	12,346,177	1,221,387	24,272,142

Proposal 3 - The appointment of KPMG LLP as independent auditors for Extreme Networks, Inc. for the fiscal year ending June 30, 2019 was ratified:

	For	Against	Abstain
Votes	99,923,718	3,978,773	1,391,634

Proposal 4 - Amendment No. 6 to the Company’s Amended and Restated Rights Agreement to extend the agreement until May 31, 2019 was ratified:

	For	Against	Abstain	Broker Non-Votes
Votes	73,109,289	7,411,332	501,362	24,272,142

Proposal 5 - The Amendment and Restatement of the Extreme Networks, Inc. 2014 Employee Stock Purchase Plan was approved:

	For	Against	Abstain	Broker Non-Votes
Votes	77,246,153	3,341,210	434,620	24,272,142

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2018

EXTREME NETWORKS, INC.

By:	/s/ KATY MOTIEY
Katy Motiey
Chief Administrative Officer